Exhibit 21.1

RETAIL VALUE INC.

LIST OF SUBSIDIARIES/AFFILIATES

BRE DDR Brown Deer Center LLC, a Delaware limited liability company

BRE DDR Brown Deer Market LLC, a Delaware limited liability company

BRE DDR Great Northern LLC, a Delaware limited liability company

BRE DDR Riverdale Village Inner Ring LLC, a Delaware limited liability company

BRE DDR Riverdale Village Outer Ring LLC, a Delaware limited liability company

DDR Atlantico LLC, S.E., a Delaware limited liability company

DDR Cayey LLC, S.E., a Delaware limited liability company

DDR Crossroads Center LLC, a Delaware limited liability company

DDR Del Sol LLC, S.E., a Delaware limited liability company

DDR Escorial LLC, S.E., a Delaware limited liability company

DDR Fajardo LLC, S.E., a Delaware limited liability company

DDR Guayama WM LLC, S.E., a Delaware limited liability company

DDR Isabela II LLC, S.E., a Delaware limited liability company

DDR Isabela LLC, S.E., a Delaware limited liability company

DDR Norte LLC, S.E., a Delaware limited liability company

DDR Palma Real LLC, S.E., a Delaware limited liability company

DDR PR Ventures III LLC, a Delaware limited liability company

DDR Rio Hondo LLC, S.E., a Delaware limited liability company

DDR Seabrook LLC, a Delaware limited liability company

DDR Senorial LLC, S.E., a Delaware limited liability company

DDR Tucson Spectrum I LLC, a Delaware limited liability company

DDR Tucson Spectrum II LLC, a Delaware limited liability company

DDR Tucson Spectrum III LLC, a Delaware limited liability company

DDR Vega Baja LLC, S.E., a Delaware limited liability company

DDR Walks at Highwood Preserve I LLC, a Delaware limited liability company

DDR Willowbrook Plaza LLC, a Delaware limited liability company

DDRA Maple Grove Crossing LLC, a Delaware limited liability company

GS II Big Oaks LLC, a Delaware limited liability company

GS II Green Ridge LLC, a Delaware limited liability company

GS II Uptown Solon LLC, a Delaware limited liability company

Retail Value TRS LLC, a Delaware limited liability company

RVI CMA Holder LLC, a Delaware limited liability company

RVI Holdco LLC, a Delaware limited liability company

RVT Caribbean Property Management LLC, a Delaware limited liability company

RVT Erie Marketplace LLC, a Delaware limited liability company

RVT Hamilton Commons LLC, a Delaware limited liability company

RVT Mezz Borrower 1 LLC, a Delaware limited liability company

RVT Mezz Borrower 2 LLC, a Delaware limited liability company

RVT MS Holding Corporation Inc., a Delaware corporation

RVT MS Mezz Borrower 1 LLC, a Delaware limited liability company

RVT MS Mezz Borrower 2 LLC, a Delaware limited liability company

RVT Newnan Crossing LLC, a Delaware limited liability company

RVT Noble Town Center LLC, a Delaware limited liability company

RVT Peach Street Square I LLC, a Delaware limited liability company

RVT PR Mezz Borrower 1 LLC, a Delaware limited liability company

RVT PR Mezz Borrower 2 LLC, a Delaware limited liability company

RVT PR Mezz Borrower 3 LLC, a Delaware limited liability company

RVT TRS Mezz Borrower 1 LLC, a Delaware limited liability company

RVT TRS Mezz Borrower 2 LLC, a Delaware limited liability company

RVT Wrangleboro Consumer Square LLC, a Delaware limited liability company